UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 27, 2006 (April 29, 2004)
American Enterprise Development Corporation (Exact name of registrant as specified in its charter)
Texas (State or Other Jurisdiction of Incorporation)
000-50526 (Commission File Number)	76-0649310 (IRS Employer Identification Number)
1240 Blalock Road, Suite 150 Houston, Texas 77055 (Address of principal executive offices including zip code)
(303) 421-4063 (Registrant’s telephone number, including area code)
N/A (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On November 28, 2006, the Board approved the 2007 Stock Incentive Plan (the “2007 Plan”) of American Enterprise Development Corporation (the “Company”). The 2007 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock units (awards of restricted stock, cash or a combination thereof), and dividend equivalent rights (collectively, the “Awards”) to officers, employees, directors, and consultants of the Company.  In connection with the approval of the 2007 Plan, the Board reserved a combined 6,000,000 shares of the Company’s common stock, $0.0003 par value per share, for issuance under the 2007 Plan and under the 2006 Stock Plan for Directors, Officers and Consultants previously adopted by the Board and the Company’s shareholders. The 2007 Plan will terminate on November 28, 2016.

The 2007 Plan shall be administered by the Board or a committee of the Board and shall have the authority to determine the type or types of Awards granted under the 2007 Plan.  The Awards may be granted either alone, in addition to, or in tandem with, any other type of Award.  The Board or the appointed committee of the Board shall determine (i) the number of shares of common stock, restricted stock, or restricted stock units to be subject to each Award; (ii) the time at which each Award is to be granted; (iii) the extent to which the transferability of shares of common stock issued or transferred pursuant to any Award is restricted; (iv) the fair market value of the common stock; (v) whether to accelerate the time of exercisability of any Award that has been granted; (vi) the period or periods and extent of exercisability of the options; and (vii) the manner in which an option becomes exercisable.  In addition, the Board or appointed committee of the Board shall fix such other terms of each option, restricted stock award, and restricted stock units as it may deem necessary or desirable, and shall determine the form, terms, and provisions of each agreement to evidence each Award.

The 2007 Plan has been attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.  The Company intends to submit the 2007 Plan to its shareholders for approval at its next meeting of shareholders.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

(b) Resignation of Director

On July 25, 2006, Paul Schaefer announced his resignation from the Company's Board of Directors (the “Board”) of American Enterprise Development Corporation (the “Company”), which resignation became effective on July 25, 2006.

(d) Appointment of Director

On July 25, 2006, the Company's Board of Directors elected Robert Hamlin and Jerry Martin to serve as members of the Board of Directors until the next annual meeting of shareholders and until each of their successors is elected and qualified.

Mr. Martin is currently the President and CEO of, and owns approximately 61% of, MMR Investment Bankers Inc. (“MMR”).  As of July 25, 2006, Havoc Distribution, Inc., which was acquired by the Company on May 17, 2006 had paid $135,200 to MMR for its services as a placement agent in connection with a debenture offering for Havoc Distribution.   In addition, Mr. Martin owns approximately 40% of Sunflower Management Group, LLC (“Sunflower”), a limited liability company that provides Havoc with management services related to the Havoc debentures.  As of July 25, 2006, the Company had paid Sunflower approximately $9,144 for these services.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2004, the Company filed with the Texas Secretary of State a Statement of Designation, Preferences and Rights of Class A Cumulative Convertible Preferred Stock, which established a series of shares of Class A Cumulative Convertible Preferred Stock (“Class A Preferred Stock”) and fixed the preferences, limitations and relative rights thereof.  The rights and preferences of the Class A Preferred Stock include:

*	1,000,000 shares of Class A Preferred Stock, par value $0.0006;
*	Seniority to common stock upon liquidation, dissolution or winding up of the Company;
*	Dividends two times any dividend allotted to common stock, when, as and if declared by the Board of Directors;
*	Liquidation preference of $3.00 per share, and full participation with common stock as if Class A Preferred Stock had been converted prior to the liquidation event;
*	Convertible in whole into shares of common stock at any time in accordance with the designation with a conversion ratio of two shares of common stock for each share of Class A Preferred Stock;
*

If not previously converted at the option of the holder or the Company, each share of Class A Preferred Stock will automatically convert to common stock on the fifth anniversary of the closing date of any offering of these shares;

*

Each holder of a share of Class A Preferred Stock outstanding shall be entitled to two votes on all matters voted on by holders of the capital stock of the Company into which such share of Class A Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote; and

*

Conversion of the Class A Preferred Stock may occur at the election of the Company 30 business days following any date on which the closing price of common stock has equaled or exceeded $5.00 for 20 of the last 25 trading days.

To date, the Company has not issued, and currently has no intentions to issue, any shares of Class A Preferred Stock.

On May 17, 2006, the Company filed with the Texas Secretary of State an amendment to its Articles of Incorporation.  The Amendment increased the Company’s total authorized shares from 50 million, of which 40 million were authorized shares of common stock, 2 million were authorized shares of Class B non-voting common stock, and 8 million were authorized shares of preferred stock, to 100 million, of which 90 million are authorized shares of common stock, 2 million are authorized shares of Class B non-voting common stock and 8 million are authorized shares of preferred stock.

The foregoing descriptions are intended to be only a summary, do not purport to be a complete description of the amendments approved to the Company’s Articles of Incorporation and are qualified in their entirety by reference to the Company’s amendments to the Articles of Incorporation attached to this Current Report as Exhibits 3.1 and 3.2, which are incorporated herein by reference.

Item 5.05

Amendment to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 28, 2006, the board of directors of American Enterprise Development Corporation (the “Company”) approved a new Code of Ethics (the “Code Ethics”) that applies to the Company’s executive officers and approved a Business Code of Conduct (the “Business Code”) that applies to all officers, directors and employees of the Company. The Ethics Code was amended and restated and the Business Code adopted for a number of reasons, including to (i) expand guidance with respect to (A) corporate assets and information, public reporting obligations, treatment of confidential and proprietary information, and (B) insider trading restrictions and compliance with applicable governmental laws, rules and regulations; (ii) expand and clarify procedures related to internal reporting of violations of the Ethics Code and Business Code; and (iii) adopt a Business Code that applies to all officers, directors and employees of the Company.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

Exhibit Title

Exhibit 3.1

Statement of Designation, Preferences and Rights Amending the Company’s Articles of Incorporation, filed on April 29, 2004

Exhibit 3.2

Amendment to Articles of Incorporation filed on May 17, 2006

Exhibit 10.1

2007 Stock Incentive Plan

Exhibit 14.1

Code of Ethics, effective as of November 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

By: __//s// C.K. Williams, CEO________

Date: December 27, 2006

EXHIBIT INDEX

Exhibit Number

Exhibit Title

Exhibit 3.1

Statement of Designation, Preferences and Rights Amending the Company’s Articles of Incorporation, filed on April 29, 2004

Exhibit 3.2

Amendment to Articles of Incorporation filed on May 17, 2006

Exhibit 10.1

2007 Stock Incentive Plan

Exhibit 14.1

Code of Ethics, effective as of November 28, 2006

2

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